UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

Greenpro Capital Corp.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5 (g) and 0-11.

Greenpro Capital Corp

B-23A-02, G-Vestor Tower, Pavilion Embassy,

200 Jalan Ampang, 50450 W.P. Kuala Lumpur, Malaysia

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT AND INFORMATION STATEMENT

To the Stockholders of Greenpro Capital Corp.:

This Schedule 14C Information Statement (this “Information Statement”) is being furnished to the holders of record of the outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), of Greenpro Capital Corp., a Nevada corporation (the “Company”, “we” or “our”), as of the close of business on February 27, 2026 (the “Record Date”).

This Information Statement is provided solely for informational purposes to stockholders in connection with actions taken by written consent of stockholders holding a majority of the voting power of the Company. (the “Written Consent”) Stockholders are not being asked to vote or to provide a proxy, and no action is required by you.

On February 9, 2026, the Board of Directors of the Company determined the actions described herein were advisable and in the best interests of the Company and its stockholders and recommended that the stockholders approve and/or ratify such actions. On February 9, 2026, stockholders holding an aggregate of 4,463,908 shares of Common Stock, representing approximately 51.75% of the voting power of the Company (the “Majority Stockholders”), executed and delivered Written Consent approving and/or ratifying the actions described herein (collectively, the “Approved Actions”).

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company expects to begin mailing this Information Statement to stockholders on or about March 2, 2026.

By Order of the Board of Directors,

/s/ Lee Chong Kuang
Lee Chong Kuang
Chief Executive Officer

GENERAL INFORMATION; NO VOTE REQUIRED; NO PROXY SOLICITATION

This Information Statement is being furnished in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C thereunder. The Approved Actions have already been approved and/or ratified by the Written Consent of the Majority Stockholders. No meeting of stockholders will be held, and no vote or proxy is being solicited.

THIS INFORMATION STATEMENT IS NOT A PROXY STATEMENT, AND NO PROXY IS BEING SOLICITED.

RECORD DATE; VOTE REQUIRED; MAJORITY STOCKHOLDER CONSENT

Record Date. The close of business on February 27, 2026, has been fixed as the Record Date for determining stockholders entitled to receive this Information Statement.

Vote Required; Action by Written Consent. Pursuant to NRS 78.320 and the Company’s governing documents, action may be taken without a meeting by written consent of holders of at least the minimum number of votes required to authorize such action at a meeting. The Majority Stockholders executed the Written Consent and thereby approved and/or ratified the Approved Actions. The record date of such action by written consent was February 9, 2026.

The names of the Majority Stockholders and their respective voting power are set forth under ‘Consenting Stockholders’ below.

Consenting Stockholders

Stockholder	Position	Shares Held and Voting in Favor	Percentage
Lee, Chong Kuang	Chief Executive Officer, President and Director	1,739,034	20.39%
Loke, Che Chan Gilbert	Chief Financial Officer, Secretary, Treasurer and Director	1,387,084	16.27%
Yap, Pei Ling	Officer	165,915	1.95%
Chuchottaworn, Srirat	Director	122,250	1.43%
Chew, Chee Wah	Director	3,632	0.04%
Wong, Christopher Yu Nien	Director	1,396	0.02%
Chen, Yan Hong	Officer	2,640	0.03%
Tan, Lee Sha		125,000	1.47%
Poon, Tsz Yu		50,000	0.59%
Chui, Sang Derek		50,000	0.59%
Ngai, Suk Fun		50,000	0.59%
Kwan, Tak Hing		10,000	0.12%
Lam, Hung Tak		20,000	0.23%
Yeung, Kam Shing William		50,000	0.59%
Song, Shijie		100,000	1.17%
Good Girl Environmental Plant Research Center Limited		555,000	6.43%
Alpha Chamberlain Management Limited		31,957	0.37%
TOTAL VOTING POWER APPROVING		4,463,908	51.75%

The Share Exchange

On February 13, 2026, we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Forekast Limited, a British Virgin Islands company (“FKL”) and the shareholders of FKL, listed on Annex A thereto (each such shareholder a “FKL Shareholder” and collectively, the “FKL Shareholders”), whereby we will acquire an aggregate of 1,360 issued and outstanding ordinary shares of FKL (the “FKL Shares”), representing approximately 13.6% of FKL’s issued and outstanding equity interests, in exchange for the issuance by the Company of an aggregate of 8,500,000 shares of Common Stock (the “Exchange Shares”), representing approximately 49.63% of the Company’s issued and outstanding equity interests. Under the Share Exchange Agreement, each FKL Stockholder will receive such number of fully paid shares of Common Stock in exchange for FKL Shares exchanged by such FKL Stockholder as set forth in the table below.

Name	FKL Shares	Exchange shares
BHL LTD.	520	3,250,000
MOIRA VENTURE LIMITED	120	750,000
RENHARI LIMITED	180	1,125,000
JOHARNE LIMITED	180	1,125,000
CRESCENT EAST LIMITED	180	1,125,000
STRATIFI GLOBAL LIMITED	180	1,125,000
Totals	1,360	8,500,000

Share Issuance - Nasdaq Listing Rules 5635(a) and (d)

The Company’s Common Stock is listed on The Nasdaq Capital Market. The issuance of the Exchange Shares in the Share Exchange Agreement will exceed 20% of the Company’s pre-transaction outstanding Common Stock and voting power. Accordingly, the Company is seeking stockholder approval of such issuances to the extent required by Nasdaq Listing Rule 5635(a) and, to the extent applicable, Nasdaq Listing Rule 5635(d). To the extent that Nasdaq Listing Rule 5635(d) is determined not to apply, the Company is nevertheless seeking stockholder approval, out of an abundance of caution, to ensure compliance with applicable Nasdaq listing standards.

Post-Transaction Ownership

The ownership information set forth in the table below is based on 8,625,813 shares of Common Stock outstanding as of the date of this Information Statement and assumes the issuance of shares pursuant to the Share Exchange Agreement and no other issuances.

	Shares Owned	% of Total Post-Transaction
Existing Company shareholders	8,625,813	50.37%
Share Exchange Agreement (Exchange Shares recipients)	8,500,000	49.63%
Total shares outstanding after closing	17,125,813	100%

QUESTIONS AND ANSWERS

Q: Why am I receiving this Information Statement?

A: You are receiving this Information Statement because the Company’s Board of Directors reviewed the transactions described in this Information Statement, determined that the actions to approve and ratify such transactions were advisable and in the best interests of the Company and its stockholders, and recommended that the Company’s stockholders approve and/or ratify those actions. Stockholders holding a majority of the Company’s outstanding voting power have already approved and/or ratified the actions by the Written Consent, and SEC rules require that the Company provide this Information Statement to its stockholders even though your vote is not requested or required.

Q: What actions were approved/ratified?

A: The stockholders approved the Share Exchange Agreement and the transactions contemplated thereby, ratified and confirmed the transactions contemplated thereby, and approved the issuance of shares of Common Stock for purposes of Nasdaq Listing Rules 5635(a) and, to the extent applicable, 5635(d).

Q: How many shares will be issued under the Share Exchange Agreement?

A: The Company expects to issue 8,500,000 shares of Common Stock under the Share Exchange Agreement in accordance with the terms and conditions of the Share Exchange Agreement.

Q: What percentage/dilution does this represent?

A: Based on 8,625,813 shares outstanding as of the date of the Information Statement, the shares to be issued under the Share Exchange Agreement would represent approximately 49.63% of the Company’s Common Stock on a pro forma basis, assuming no other issuances. As such, the issuances under the Share Exchange will cause substantial dilution to Stockholders, which could reduce the value of your investment in the Common Stock.

Q: When will the shares be issued under the Share Exchange Agreement?

A: Subject to the satisfaction or waiver of the closing conditions, the shares will be issued at the closing of the Share Exchange. The closing and issuance of the shares of Common Stock under the Share Exchange Agreement (and the effectiveness of the actions described in this Information Statement) will occur no earlier than 20 calendar days after this Information Statement is first mailed to stockholders, as required by Rule 14c-2 under the Exchange Act.

Q: Will any of the individual stockholders of the Company hold more than 20% of its Common Stock after the issuance of shares of Common Stock under the Share Exchange Agreement?

A: No individual stockholder will hold more than 20% of the Company’s shares of Common Stock after such issuance.

Q: Why was Nasdaq stockholder approval required?

A: The Company’s Common Stock is listed on The Nasdaq Capital Market. The issuance of the Exchange Shares in the Share Exchange will exceed 20% of the Company’s pre-transaction outstanding Common Stock and voting power. Accordingly, the Company is seeking stockholder approval of the issuance of shares in connection with the transactions described in this Information Statement to the extent required by Nasdaq Listing Rule 5635(a) and/or 5635(d). To the extent that Nasdaq Listing Rule 5635(d) is determined not to apply, the Company is nevertheless seeking stockholder approval, out of an abundance of caution, to ensure compliance with applicable Nasdaq listing standards.

Q: Do I need to take any action?

A: No. You are not being asked to vote or provide a proxy, and no action is required by you.

Q: Are dissenters’ rights available?

A: No. Dissenters’ or appraisal rights are not available under Nevada law in connection with the Approved Actions described in this Information Statement.

SUMMARY OF THE APPROVED ACTIONS BY WRITTEN CONSENT

The Approved Actions consist of:

●	Approval of the Share Exchange Agreement and the transactions contemplated thereby, including the issuance of 8,500,000 shares of Common Stock.

●	Approval of the issuance of shares of Common Stock pursuant to the Share Exchange Agreement for purposes of Nasdaq Listing Rule 5635(a) and, to the extent applicable, Nasdaq Listing Rule 5635(d).

ACTION 1: APPROVAL OF THE SHARE EXCHANGE AGREEMENT

On February 9, 2026, the Board of Directors determined that the Share Exchange Agreement by and among the Company, FKL, and the FKL Stockholders, and the transactions contemplated thereby, including the issuance of 8,500,000 shares of Common Stock, was advisable and in the best interests of the Company and its stockholders and recommended that the stockholders approve such action.

Action 1 was approved by the Majority Stockholders on February 9, 2026.

Because the Majority Stockholders have already approved Action 1 by Written Consent, no further action is required.

ACTION 2: NASDAQ LISTING RULE SHARE ISSUANCE APPROVAL (5635(a) AND 5635(d))

Nasdaq Listing Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with an acquisition if the number of shares to be issued equals or exceeds 20% of the Company’s outstanding Common Stock or voting power prior to such issuance.

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in a transaction other than a public offering if the issuance equals or exceeds 20% of the Company’s outstanding Common Stock or voting power and the issuance price is less than the “Minimum Price.” For purposes of Rule 5635(d), “Minimum Price” means the lower of:

●	the official closing price of the Company’s Common Stock on The Nasdaq Capital Market immediately preceding the signing of the applicable agreement; and

●	the average official closing price of the Company’s Common Stock on The Nasdaq Capital Market for the five trading days immediately preceding the signing of the applicable agreement.

To the extent that Nasdaq Listing Rule 5635(d) is determined not to apply, the Company is nevertheless seeking stockholder approval, out of an abundance of caution, to ensure compliance with applicable Nasdaq listing standards.

On February 9, 2026, the Board of Directors determined Action 2 was advisable and in the best interests of the Company and its stockholders and recommended that the stockholders approve such actions. The Majority Stockholders approved the issuance of shares of Common Stock pursuant to the Share Exchange Agreement for purposes of Nasdaq Listing Rule 5635(a) and, to the extent applicable, Nasdaq Listing Rule 5635(d).

Action 2 was approved by the Majority Stockholders on February 9, 2026.

Because the Majority Stockholders have already approved Action 2 by Written Consent, no further action is required.

SUMMARY OF MATERIAL TERMS OF THE TRANSACTIONS

Summary of Material Terms of the Share Exchange Agreement

The following is a summary of the material terms of the Share Exchange Agreement (the “Share Exchange Agreement”). This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Exchange Agreement, which is filed as an exhibit to this Information Statement.

Parties. The Company, Forekast Limited, a British Virgin Islands company (“FKL”), and the shareholders of FKL’s ordinary shares identified on Annex A to the Share Exchange Agreement (the “FKL Shareholders”).

Transaction Overview. Pursuant to the Share Exchange Agreement, at the closing of the share exchange (the “Share Exchange”), FKL Shareholders will transfer to the Company the FKL Company ordinary shares specified in Annex A (the “FKL Shares”), and, in exchange, the Company will issue 8,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to FKL Shareholders (or their permitted designees) (the “Exchange Shares”).

Exchange Ratio; Exchange Shares. The exchange ratio under the Share Exchange Agreement is 6,250 shares of Common Stock for each one (1) FKL Share transferred to the Company.

Protected Percentage; Cap Table Certificate; Adjustments. The Share Exchange Agreement contemplates that, upon consummation of the Share Exchange, i) the Company will acquire the FKL Shares representing the “Protected Percentage” (as defined in the Share Exchange Agreement) of FKL and ii) FKL Shareholders will acquire the Exchange Shares representing BVI Shareholders Issuance Percentage (as defined in the Share Exchange Agreement); on a fully diluted basis as of closing. At least three (3) business days prior to closing, each Party is required to deliver a certificate certifying, among other items, the fully diluted capitalization of each Party and the number of shares that must be transferred or issued at closing for the Company to hold the Protected Percentage and FKL Shareholders to receive the Issuance Percentage.

If the FKL Shares identified on Annex A and the Exchange Shares do not result in the Company holding the Protected Percentage and FKL Shareholders holding the Issuance Percentage, then Annex A and the number of Exchange Shares issuable at closing will be adjusted so that (i) the Company acquires the FKL Shares necessary to hold the Protected Percentage and (ii) the number of Exchange Shares issued reflects FKL Shareholders Issuance Percentage.

Closing. The closing is expected to occur remotely through the exchange of executed documents and signatures, generally no later than the second business day after satisfaction or waiver of the closing conditions (unless otherwise agreed by the parties). The Company expects that the Exchange Shares will be issued at the closing of the Share Exchange, which will occur no earlier than twenty (20) calendar days after this Information Statement is first mailed to stockholders, in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended.

Selected Conditions to Closing. The obligations of the parties to consummate the Share Exchange are subject to customary conditions, including, among others:

●	receipt of stockholder approval of the issuance of the Exchange Shares and other actions described in this Information Statement;

●	the absence of any threatened SEC proceeding relating to the Information Statement; and

●	continued listing of the Company’s Common Stock on The Nasdaq Capital Market and approval for listing of the Exchange Shares (subject to applicable Nasdaq notice requirements).

Information Statement Covenant. The Share Exchange Agreement contemplates that the Company will prepare and file an information statement with the Securities and Exchange Commission and mail such information statement to stockholders as required under applicable SEC rules, and that the parties will furnish information reasonably requested for inclusion in the information statement.

Exchange Shares; Transfer Restrictions. The Exchange Shares are expected to be issued in a transaction not involving a public offering and will be “restricted securities” under the Securities Act of 1933, as amended. The Exchange Shares will bear an appropriate restrictive legend and may not be offered, sold, pledged, or otherwise transferred except pursuant to an effective registration statement or an available exemption from registration, and in compliance with applicable state securities laws.

Protective Provisions. As a condition to closing, the Share Exchange Agreement contemplates that FKL and the FKL Shareholders will adopt or amend FKL’s organizational documents to provide the Company with preemptive rights and transfer rights as mentioned in the Share Exchange Agreement while the Company holds equity in FKL.

Termination; Outside Date. The Share Exchange Agreement may be terminated under customary circumstances described therein. If the Share Exchange has not been consummated by March 31, 2026 (the “Outside Date”), the Share Exchange Agreement may be terminated by FKL as provided therein (subject to any extension rights described in the agreement).

REASONS FOR THE BOARD OF DIRECTORS’ ACTIONS

The Company’s management and Board believe that Forekast’s AI-driven augmented intelligence and enterprise technology platforms would have primary synergy with Greenpro’s financial advisory, digital asset, and capital-markets ecosystem. Forekast’s capabilities in predictive analytics, customer intelligence, smart operations, and AI-enabled decision support could significantly enhance Greenpro’s offerings in digital banking, ESG investment, tokenisation, and cross-border financial services

The management of both companies is looking to create an end-to-end digital finance and AI solutions platform across ASEAN and global emerging markets. Greenpro’s public-market access, regulatory experience, and investor network would accelerate Forekast’s commercial scaling, while Forekast’s technology stack would deepen Greenpro’s transformation into a technology-enabled financial services provider.

EFFECTS OF THE TRANSACTIONS; DILUTION; PRO FORMA CAPITALIZATION AND OWNERSHIP

The issuance of shares under the Share Exchange Agreement will substantially dilute the ownership interests of the Company’s existing stockholders. Based upon the terms of the Share Exchange Agreement, we expect to issue an aggregate of 8.5 million shares of the Common Stock and presently have 8,625,813 shares outstanding. As such, the issuances under the Share Exchange will cause substantial dilution to Stockholders, which could reduce the value of your investment in the Common Stock.

The following table sets forth the Company’s Common Stock ownership on a pro forma basis, based on 8,625,813 shares of Common Stock outstanding as of the date of this Information Statement and assuming issuance of shares under the Share Exchange Agreement, and no other issuances:

Holder Category	Shares	Percentage
Existing shareholders	8,625,813	50.37%
Share Exchange Agreement recipients	8,500,000	49.63%
Total	17,125,813	100%

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information about the beneficial ownership of the Common Stock as of February 9, 2026 (prior to the issuance of shares under the Share Exchange Agreement for:

●	each person or group known to us who beneficially owns more than 5% of the Common Stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our directors and executive officers as a group.

The number of shares of the Common Stock beneficially owned, and percentages of beneficial ownership, are based on 8,625,813 shares of the Company’s Common Stock outstanding as of February 9, 2026.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. Common Stock subject to options or other derivative securities that are currently exercisable or will vest within 60 days of February 9, 2026, are deemed to be outstanding and beneficially owned by the person holding the options or such derivative securities. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all Common Stock shown as beneficially owned by such stockholder.

Unless otherwise noted below, the address of each beneficial owner listed on the table is B-23A-02, G-Vestor Tower, Pavilion Embassy, 200 Jalan Ampang, 50450 W.P. Kuala Lumpur, Malaysia.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
Directors and Executive Officers
Lee, Chong Kuang Chief Executive Officer, President and Director	1,739,034	20.16%
Loke, Che Chan Gilbert Chief Financial Officer, Secretary, Treasurer and Director	1,387,084	16.08%
Sheth, Prabodh Kumar Kantilal H Non-Executive Director	-	-
Han, Mean Kwong Independent Director	-	-
Chuchottaworn, Srirat Independent Director	122,250	1.42%
Chew, Chee Wah Independent Director	3,632	* %
Wong, Christopher Yu Nien Independent Director	1,396	* %
Yap, Pei Ling Officer	165,915	1.92%
Chen, Yanhong Officer	2,640	* %
All directors and officers as a group (9 persons named above)	3,421,951	39.67%
Principal Stockholders
Good Girl Environmental Plant Research Center Limited	555,000	6.43%

* Less than 1% of our total issued and outstanding Common Stock as of February 9, 2026.

EXPECTED BENEFICIAL OWNERSHIP AFTER THE TRANSACTIONS

The following table sets forth information about the beneficial ownership of Common Stock immediately after the consummation of the Share Exchange Agreement:

●	each person or group known to us who beneficially owns more than 5% of the Common Stock;
●	each of our directors;
●	each of our named executive officers; and
●	all of our directors and executive officers as a group.

The number of shares of Common Stock beneficially owned, and percentages of beneficial ownership, are based on 17,125,813 shares of the Company’s Common Stock to be issued and outstanding upon completion of the Share Exchange Agreement.

Based on the Company’s current capitalization and the expected issuance of shares pursuant to the Share Exchange Agreement, no individual stockholder is expected to beneficially own more than 20% of the Company’s outstanding Common Stock immediately after giving effect to the transactions described in this Information Statement (assuming no other issuances and no transfers of shares).

Unless otherwise noted below, the address of each beneficial owner listed on the table is B-23A-02, G-Vestor Tower, Pavilion Embassy, 200 Jalan Ampang, 50450 W.P. Kuala Lumpur, Malaysia.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
Directors and Executive Officers
Lee, Chong Kuang Chief Executive Officer, President and Director	1,739,034	10.46%
Loke, Che Chan Gilbert Chief Financial Officer, Secretary, Treasurer and Director	1,387,084	8.34%
Sheth, Prabodh Kumar Kantilal H Non-Executive Director	-	-
Han, Mean Kwong Independent Director	-	-
Chuchottaworn, Srirat Independent Director	122,250	* %
Chew, Chee Wah Independent Director	3,632	* %
Wong, Christopher Yu Nien Independent Director	1,396	* %
Yap, Pei Ling Officer	165,915	* %
Chen, Yanhong Officer	2,640	* %
All directors and officers as a group (9 persons named above)	3,421,951	20.58%
Principal Stockholders
Muzahid Shah Bin Abdul Rahman(1)	3,250,000	18.98%
Chai Kim Choy(2)	750,000	4.38%
Chan Chong Ming(3)	1,125,000	6.57%
Tai Ching Yi(4)	1,125,000	6.57%
Lim Guek Sim(5)	1,125,000	6.57%
Tan Wei Seong(6)	1,125,000	6.57%
All Principal Stockholders (6 persons named above)	8,500,000	49.63%

* Less than 1% of the Company’s Common Stock expected to be outstanding immediately after the transactions described in this Information Statement.

(1) Comprising 3,250,000 shares of our Common Stock to be held by BHL Ltd. Mr Muzahid Shah is the sole director and 100% beneficial owner of BHL Ltd.

(2) Comprising 750,000 shares of our Common Stock to be held by Moira Venture Limited. Mr Chai is the sole director and 100% beneficial owner of Moira Venture Limited.

(3) Comprising 1,125,000 shares of our Common Stock to be held by Renhari Limited. Mr Chan is the sole director and 100% beneficial owner of Renhari Limited.

(4) Comprising 1,125,000 shares of our Common Stock to be held by Joharne Limited. Mr Tai is the sole director and 100% beneficial owner of Joharne Limited.

(5) Comprising 1,125,000 shares of our Common Stock to be held by Crescent East Limited. Ms Lim is the sole director and 100% beneficial owner of Crescent East Limited.

(6) Comprising 1,125,000 shares of our Common Stock to be held by Stratifi Global Limited. Mr Tan is the sole director and 100% beneficial owner of Stratifi Global Limited.

INTERESTS OF CERTAIN PERSONS IN THE APPROVED ACTIONS

In considering and approving the Approved Actions, the Board of Directors considered the interests of the Company’s directors and executive officers. Other than their interests as stockholders of the Company, neither the Company nor any of its directors or executive officers has any material interest in the Approved Actions.

In particular: (i) no director or executive officer will receive any cash consideration, bonus, finder’s fee, advisory fee or other compensation in connection with the Share Exchange Agreement or the issuance of the Exchange Shares; (ii) no director or executive officer has any direct or indirect material interest in Forekast Limited or any of the Forekast shareholders party to the Share Exchange Agreement, and no such persons are related to any of the Forekast shareholders; (iii) no director or executive officer is expected to enter into any employment, consulting, management, board nomination, voting, lock-up or other similar arrangement in connection with the Approved Actions; and (iv) there are no understandings regarding any future financing or other transaction that would provide additional benefits to any director or executive officer as a result of the Approved Actions.

To the extent any director or executive officer’s beneficial ownership of Common Stock will be diluted as a result of the issuance of the Exchange Shares, such dilution will occur on the same basis as for the Company’s other existing stockholders.

DISSENTERS’ RIGHTS

The Approved Actions do not constitute a merger, conversion, or statutory share exchange of the Company under Chapter 92A of the Nevada Revised Statutes. Accordingly, stockholders are not entitled to dissenters’ or appraisal rights in connection with the Approved Actions.

INCORPORATION BY REFERENCE; ADDITIONAL INFORMATION

The SEC’s rules allow us to “incorporate by reference” information contained in other documents that we file with the SEC into this Information Statement. This means that we may satisfy certain disclosure requirements by referring you to other documents that contain that information. The information incorporated by reference is considered part of this Information Statement, except to the extent that information in this Information Statement or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such information.

We incorporate by reference in this Information Statement the documents listed below (other than, in each case, information deemed to have been “furnished” and not “filed,” including any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and related exhibits), as well as any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this Information Statement and before the earlier of (i) the closing of the transactions contemplated by the Share Exchange Agreement (the “Closing Date”) and (ii) the termination of the Share Exchange Agreement:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 9, 2025;

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 14, 2025, August 12, 2025, and November 13, 2025, respectively;

●	Current Reports on Form 8-K filed with the SEC on June 11, 2025, June 24, 2025, September 23, 2025, October 3, 2025, November 17, 2025, and November 20, 2025 (in each case, excluding any information furnished under Item 2.02 or Item 7.01 and any related exhibits); and

●	Information Statement on Schedule 14C for our 2025 annual meeting of stockholders, filed with the SEC on November 3, 2025.

Any statement contained in a document incorporated by reference herein will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or in any other subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not, except as so modified or superseded, constitute a part of this Information Statement.

We will provide, without charge, to each person to whom a copy of this Information Statement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference in this Information Statement (other than exhibits to those documents unless such exhibits are specifically incorporated by reference into this Information Statement). Requests for such copies should be directed to:

Greenpro Capital Corp.

Attn: Lee Chong Kuang

B-23A-02, G-Vestor Tower, Pavilion Embassy, 200 Jalan Ampang, 50450 W.P. Kuala Lumpur, Malaysia

Telephone: (60) 16-712 0488

Email: ck.lee@greenprocapital.com

We will send any requested document to you by first-class mail or other equally prompt means within one business day of receiving your request.

Security Holder Proposals

We did not receive any security holder proposals accompanied by a notice of intent to present such proposals for action by our stockholders in connection with the matters described in this Information Statement.

HOUSEHOLDING OF INFORMATION STATEMENT

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, we deliver a single copy of this Information Statement to stockholders of record who have the same address unless we are notified that one or more of these stockholders wishes to receive individual copies. This procedure reduces our printing costs and postage fees.

If you participate in householding, upon oral or written request, we will promptly deliver a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. If you wish to receive a separate copy of this Information Statement, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact us by telephone at (60) 3 8408-1788 or by writing to us at:

GREENPRO CAPITAL CORP.

ATTN: Lee Chong Kuang

B-23A-02, G-Vestor Tower, Pavilion Embassy, 200 Jalan Ampang, 50450 W.P. Kuala Lumpur, Malaysia

(60) 16-712 0488

ck.lee@greenprocapital.com

THIS INFORMATION STATEMENT IS NOT A PROXY SOLICITATION AND NO PROXY IS BEING SOLICITED. THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE APPROVED ACTIONS DESCRIBED HEREIN OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS INFORMATION STATEMENT.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Schedule 14C (Definitive Information Statement) to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2026

GREENPRO CAPITAL CORP.

By:	/s/ Lee Chong Kuang
Lee Chong Kuang
Chief Executive Officer and Director
Kuala Lumpur, Malaysia